Exhibit 10.17

FIRST AMENDMENT
TO
AMENDED AND RESTATED REVOLING CREDIT AGREEMENT

This First Amendment to Amended and Restated Revolving Credit Agreement (“Amendment”) is entered into as of October 25, 2000, between Imperial Bank (the “Bank”) and Prospect Medical Holdings, Inc.  (the “Borrower”).

RECITALS

This Amendment is being entered into in reference to the following facts:

The Borrower and the Bank entered into an Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as modified, amended, and supplemented to the date hereof, the “Credit Agreement”).  Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Credit Agreement.  The Bank and the Borrower desire to amend the Credit Agreement in certain respects subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

ARTICLE 1 - AMENDMENTS

1.1                                 Amendment of “Applicable Margin.”  The definition of “Applicable Margin,” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

‘“Applicable Margin’ means three percent (3%).”

1.2                                 Amendment of “Loans.”  The definition of “Loans,” contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

“‘Loans’ means the Revolving Loans and the Term Loan.”

1.3                                 Amendment of “Loan Documents.”  The definition of “Loan Documents,” contained in Section 1.1 of the Credit Agreement, is hereby amended by the addition of a new clause, numbered “(xii),” which shall read in its entirety as follows:

“(xii) the Term Note.”

1.4                                 Amendment of “Maturity Date.”  The definition of “Maturity Date, contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

‘“Maturity Date’ means November 3, 2001.”

1.5                                 Amendment of “Note.”  The term “Note,” contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

“‘Note’ means the Amended and Restated Secured Revolving Note, dated as of July 3, 1999, executed by Borrower to the order of Bank, as amended by the First Amendment to Amended and Restated Secured Revolving Note, dated as of October 25, 2000, executed by Borrower and Bank.”

1.6                                 Amendment of “Revolving Credit Commitment.”  The term “Revolving Credit Commitment,” contained in Section 1.1 of the Credit Agreement, is hereby amended and restated to read in its entirety as follows:

‘“Revolving Credit Commitment’ means $4,000,000.”

1.7                                 Deletion of “Working Capital Sublimit”  Section 1.1 of the Credit Agreement is hereby amended by the deletion therefrom of the definition of “Working Capital Sublimit.”

1.8                                 Amendment of Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by the addition of six new definitions, which shall read in their entirety as follows:

“ ‘Account Debtor’ means each Person obligated in any way on or in connection with an Account.

‘Accounts’ means all of Borrower’s now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

‘Collection Account’ means Borrower’s account, number 07-111-770, with Bank.

‘Unused Letter of Credit Sublimit” means $ 145,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of unpaid reimbursement obligations with respect to all Letters of Credit.

‘Term Loan’ has the meaning ascribed thereto in Section 2.1 hereof.

‘Term Note’ means the Term Loan Note, dated as of October 25, 2000, in the original principal sum of $5,000,000, executed by Borrower to the order of Bank.”

1.9                                 Amendment of Section 2.1.  Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.1                           Term Loan.

(a)                                  Bank will make a term loan to Borrower in an aggregate principal amount of $5,000,000 (the ‘Term Loan’).  Borrower acknowledges that the Term Loan has been fully funded.  The Term Loan shall be repayable in accordance with the terms of the Term Loan Note.

(b)                                 The Borrower shall prepay the Term Loan by the amount equal to one-half (1/2) of the sums arising from the 2000 calendar year shared bonus pools actually paid to Borrower by health plans on or before September 1, 2001, as and when such sums are received by Borrower.  Such prepayment shall be due and payable in full by no later than September 1, 2001.

1.10                           Deletion of Section 2.2(d).  Section 2.2(d) of the Credit Agreement is hereby deleted therefrom in its entirety and shall be of no further force or effect.

1.11                           Amendment of Section 2.3(a)(ii).  Section 2.3(a)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)                            The face amount of the Letter of Credit requested shall not exceed the Unused Letter of Credit Sublimit at such time.”

1.12                             Deletion of Section 2.5(f).   Section 2.5(f) of the Credit Agreement is hereby deleted therefrom and shall be of no further force or effect.

1.13                             Amendment of Article 2.  Article 2 of the Credit Agreement is hereby amended by the addition of a new section, numbered 2.12, which shall read in its entirety as follows:

“2.12 Collection of Accounts.

(a)                                  Until Bank notifies Borrower to the contrary, Borrower shall collect all Accounts for Bank, shall receive all payments thereon, including all capitation payments, as Bank’s trustee, and shall immediately deliver to Bank such payments in the form received, duly indorsed in blank, for deposit into the Collection Account, or deposit them in the Collection Account, or, to the extent practicable, instruct and cause all Account Debtors to transfer to directly to Bank all Account payments by means of wire transfer or otherwise, for deposit to the Collection Account.  Bank or Bank’s designee may, at any time, notify Account Debtors that the Accounts have been assigned to Bank and of Bank’s security interest therein, and may collect them directly and charge the collection costs and expenses to Borrower’s loan account as a Revolving Loan.  Notwithstanding the termination of this Agreement, until all Obligations shall have been fully paid and satisfied, Borrower shall continue to deposit, or cause to be deposited, into the Collection Account all collections of the Accounts.

(b)                                 All collections received in the Collection Account or directly by Borrower, Bank, and all funds in the Collection Account or other account to which such Account collections are deposited, shall be the sole property of Bank and subject to Bank’s sole control.  Borrower authorizes Bank to deduct all funds deposited into the Collection Account without further action or consent by Borrower.  Bank shall credit to Borrower’s loan account (conditional upon final collection) all funds deducted therefrom by Bank in such order and in such amounts as Bank shall determine in its sole discretion, except as expressly provided otherwise in the Loan Documents.”

ARTICLE 2 - CONDITIONS PRECEDENT

2.1                                 Conditions Precedent.  This Amendment shall be effective upon satisfaction of all of the following conditions precedent, as determined by the Bank in its sole discretion:

(a)                                  the Bank shall have received a signed copy of the following documents, all in form and content acceptable to the Bank in it sole discretion, duly executed and delivered by an authorized representative of the Borrower: (i) this Amendment; (ii) the First Amendment to Amended and Restated Secured Revolving Note, dated as of October 25, 2000; and (iii) the Term Loan Note;

(b)                                 the Borrower shall have paid to the Bank, is cash, a loan extension fee of $47,500; and

(c)                                  the Borrower shall have taken such other actions as may be requested by the Bank to more fully document the transaction evidenced hereby.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1                                 Borrower’s Representations and Warranties.  In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that:

(a)                                  The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

(b)                                 The Borrower’s representations and warranties contained in the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof and no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

3.2                                 Acknowledgment of Borrower.  The Borrower expressly acknowledges and agrees that as of the date of this Amendment, it has no offsets, claims or defenses whatsoever against any of the Obligations owing to the Bank.

ARTICLE 4 – GENERAL PROVISIONS

4.1                                 Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating to thereto are and shall remain unmodified and in full force and effect.

4.2.                                  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

4.3                                      Final Agreement.  This Amendment is intended by the Borrower and the Bank to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof.  This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

“BANK”		“BORROWER”
Imperial Bank		Prospect Medical Holdings, Inc.

By:	/s/ Thomas Turner	By:	/s/ R. Stewart Kahn
	Thomas Turner,		R. Stewart Kahn,
	Vice President		Executive Vice President